Exhibit 10.9

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), dated May 14, 2021 (the “Closing Date”), is by and between SEP HOLDINGS IV, LLC, a Delaware limited liability company (“Assignor”) and BAYSHORE ENERGY TX LLC, a Texas limited liability company (“Assignee”).  Assignor and Assignee are collectively referred to herein as the “Parties” and each, individually, as a “Party.”

Recitals:

A.Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, the Conveyed Interests as defined and described in the Assignment, Bill of Sale, and Conveyance attached hereto as Appendix I (the “Assignment”), effective as of 7:00 a.m. Central Time on March 1, 2021 (the “Effective Time”).

B.Assignor and Assignee now desire to memorialize their agreements regarding the purchase of the Conveyed Interests.

C.Capitalized terms used in this Agreement but not defined herein shall have the meanings given to such terms in the Assignment.

Agreements:

NOW, THEREFORE, in consideration of the mutual agreements herein and other good and valuable consideration, the Parties agree as follows:

Section 1.Assignment of Conveyed Interests.
(a)Subject to the terms of this Agreement, Assignor agrees to sell to Assignee, and Assignee agrees to purchase, effective as of the Effective Time, all of Assignor’s right, title, and interest in the Conveyed Interests pursuant to the Assignment.
(b)From and after the Closing Date, Assignor agrees to fulfill, perform, pay, and discharge (or cause to be fulfilled, performed, paid, and discharged) all obligations and Liabilities arising from, based upon, related to or associated with the Excluded Assets (the “Retained Obligations”).  As used herein, “Liabilities” means any and all claims, obligations, causes of action, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines, costs, and expenses, including any attorneys’ fees, legal or other expenses incurred in connection therewith, including liabilities, costs, losses and damages for personal injury, death, property damage, or environmental damage.
(c)From and after the Closing Date, Assignee assumes and hereby agrees to fulfill, perform, pay, and discharge (or cause to be fulfilled, performed, paid, or discharged) all obligations and Liabilities, known or unknown, arising from, based upon, related to or associated with the Conveyed Interests, regardless of whether such obligations or Liabilities arose prior to, at or after the Effective Time (including without limitation any and all dismantling and decommissioning activities, obligations and Liabilities as are required by applicable law, any governmental authority, Leases or agreements including all well plugging, replugging and abandonment, facility dismantlement and removal, pipeline and flowline removal, dismantlement and removal of all other property of any kind related to or associated with operations or activities and associated site clearance, site restoration and site remediation), other than any obligations or Liabilities to the extent that they are Retained Obligations (the “Assumed Obligations”).
Section 2.Closing Obligations.  On the Closing Date, the following shall occur:
(a)Each Party shall execute and deliver the Closing Statement;
(b)Assignee shall pay to Assignor an amount equal to the adjusted Purchase Price, as set forth on the Closing Statement, in cash by wire transfer of immediately available funds to a bank account designated by Assignor;
(c)Each Party shall execute and deliver the Assignment, in sufficient counterparts to facilitate recording in the applicable counties, covering the Conveyed Interests; and
(d)Assignor shall deliver an executed certificate of non-foreign status that meets the requirements set forth in Treasury Regulation § 1.1445-2(b)(2).
Section 3.Purchase Price.  The purchase price for the transfer of the Conveyed Interests and the transactions contemplated hereby shall be One Million Three Hundred and Seventy-Three Thousand Three Hundred and Fifty-Seven Dollars ($1,373,357.00) (the “Purchase Price”), with such amount adjusted as provided in Section 4 below.
Section 4.Purchase Price Adjustments.
(a)Upward Adjustments.  The Purchase Price shall be increased (without duplication) for:  (i) all proceeds (including proceeds held in suspense or escrow and proceeds received after the Effective Time for Hydrocarbons produced and held in storage but not sold as of the Effective Time) received by Assignee that are attributable to the Conveyed Interests and the period prior to the Effective Time and not otherwise paid to Assignor (including outstanding accounts receivable attributable to the period prior to the Effective Time) and (ii) costs and expenses paid by Assignor and attributable to the ownership or operation of the Conveyed Interests from and after the Effective Time and not otherwise reimbursed by Assignee.
(b)Downward Adjustments.  The Purchase Price shall be decreased (without duplication) for:  (i) proceeds received by Assignor that are attributable to the sale of Hydrocarbons produced from the Conveyed Interests on or after the Effective Time, and (ii) any direct costs and expenses attributable to the ownership or operation of the Conveyed Interests prior to the Effective Time which are paid by Assignee but not otherwise reimbursed by Assignor.
(c)Closing Statement.  A statement (the “Closing Statement”) setting forth the actual figures, or to the extent the actual figures are not available, mutually agreed estimate of each adjustment to the Purchase Price in accordance with Sections 4(a) and (b), and the calculation of such adjustments and the adjusted Purchase Price determined by such calculation, shall be delivered by the Parties on the Closing Date.  Any final adjustments, if necessary, will be made pursuant to Section 4(d).
(d)Final Statement.  On or before one hundred twenty (120) days after the Closing Date, Assignee shall prepare and deliver to Assignor a final closing statement setting forth a detailed calculation of all final adjustments to the Purchase Price (the “Final Statement”).  Each Party shall provide the other access to such of the Party’s records as may be reasonably necessary to verify the post-Closing adjustments shown on the Final Statement.  If Assignor disputes any items in or the accuracy and completeness of the Final Statement, then as soon as reasonably practicable, but in no event later than fifteen (15) business days after its receipt of the Final Statement, Assignor will deliver to Assignee a written exception report containing any changes Assignor proposes to be made to the Final Statement and the reasons therefor (“Dispute Notice”).  If Assignor fails to deliver the Dispute Notice to Assignee within that period, then the Final Statement as delivered by Assignee will be deemed true and correct, binding upon and not subject to dispute by any Party.  If Assignor delivers a timely Dispute Notice, then as soon as reasonably practicable, but in no event later than fifteen (15) business days after Assignee receives Assignor’s Dispute Notice, the Parties will meet and undertake, in good faith, to agree on the final post-Closing adjustments to the Purchase Price.  If the Parties fail to agree on the final post-Closing adjustments within sixty (60) days after Assignee’s receipt of the Dispute Notice, then the Parties will submit the dispute to a nationally recognized accounting firm mutually agreed upon by the Parties, which firm has not performed any material work for any of the Parties or their affiliates within the preceding five (5) year period (“Accounting Expert”).  The cost of the Accounting Expert shall be paid fifty percent (50%) by each Party.  Each Party shall present to the Accounting Expert, with a simultaneous copy to the other Party, a single written statement of its position on the dispute in question, together with a copy of this Agreement, the Closing Statement, the proposed Final Statement, the Dispute Notice and any supporting material that such Party desires to furnish, not later than ten (10) business days after appointment of the Accounting Expert.  In making its determination, the Accounting Expert shall be bound by the terms of this Agreement and, without any additional or supplemental submittals by either Party (except as may be specifically requested by the Accounting Expert), may consider such other accounting and financial standards matters as in its opinion are necessary or appropriate to make a proper determination.  The Parties shall direct the Accounting Expert to resolve the disputes within thirty (30) days after receipt of the written statements submitted for review and to render a decision in writing based upon such written statements.  The Accounting Expert shall act as an expert for the limited purpose of determining the specific Final Statement dispute presented to it, shall be limited to the procedures set forth in this Section 4(d), shall not have the powers of an arbitrator, shall not consider any other disputes or matters, and may not award damages, interest, costs, attorney’s fees, expenses or penalties to any Party.  Upon agreement of the Parties to the adjustments to the Final Statement, or upon resolution of such adjustments by the Accounting Expert, as the case may be, the amounts in the Final Statement (as adjusted pursuant to such agreement or resolution by the Accounting Expert) will be deemed final, conclusive and binding on all of the Parties, without right of appeal, and the aggregate amount due to either Party pursuant to such Final Statement will be paid within five (5) business days after the final determination is made that such payments are due and payable, by wire transfer of immediately available funds pursuant to wire transfer instructions designated in advance by the receiving Party to the paying Party in writing for the account of the receiving Party.

(e)Payments and Reimbursements.  Until one hundred eighty (180) days following the Closing Date, any proceeds, costs, or expenses that would constitute upward or downward adjustments herein but that are not reflected in the Final Statement shall be treated as follows:  (a) Assignor will promptly forward, or cause to be forwarded, to Assignee any payments received by Assignor with respect to proceeds that would constitute downward adjustments but are not reflected in the Final Statement; (b) Assignor will be responsible for costs or expenses that would constitute downward adjustments but that are not reflected in the Final Statement and shall promptly pay, or, if paid by Assignee, promptly reimburse Assignee for such costs or expenses; (c) Assignee will promptly forward, or cause to be forwarded, to Assignor any payments received by Assignee with respect to proceeds that would constitute upward adjustments but that are not reflected in the Final Statement; and (d) Assignee will be responsible for costs or expenses that would constitute upward adjustments but that are not reflected in the Final Statement and shall promptly pay, or, if paid by Assignor, promptly reimburse Assignor for such costs or expenses.
Section 5.Representations and Warranties of Assignor.  Assignor represents and warrants to Assignee as follows, as of the Closing Date:
(a)Organization; Enforceability.  Assignor is a limited liability company duly formed and validly existing under the laws of the State of Delaware.  Assignor has all requisite power and authority to own the Conveyed Interests and to carry on its business as now conducted.  Assignor possesses adequate limited liability company power and authority to enter into and consummate the transactions contemplated under this Agreement and the Assignment.  This Agreement and the Assignment have been duly executed and delivered by Assignor, and constitute valid and legally binding obligations of Assignor, enforceable in accordance with their terms and conditions.
(b)Brokers’ Fees.  Assignor has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated hereunder for which Assignor shall have any responsibility.
(c)Bankruptcy.  There are no bankruptcy, reorganization, or receivership proceedings pending, being contemplated by or, to Assignor’s knowledge, threatened in writing against Assignor.
(d)Litigation.  There is no suit, action, litigation, or arbitration by any person or before any governmental authority pending or, to Assignor’s knowledge, threatened in writing against Assignor with respect to the Conveyed Interests or that would have a material adverse effect on the ability of Assignor to consummate the transactions contemplated by this Agreement and the Assignment.
(e)Environmental Notices.  During the period of Assignor’s ownership of the Conveyed Interests, Assignor has not received any written notice from a governmental authority or other person alleging or asserting a violation of, or the existence of a material liability under, any environmental laws relating to the Oil and Gas Properties where such violation has not been previously cured or otherwise remedied.
(f)Contracts; Leases.  During the period of Assignor’s ownership of the Conveyed Interests, Assignor has not received any written notice alleging any material breach by Assignor of any Applicable Contracts or any Lease that has not been previously cured or otherwise remedied.  Assignor has provided to Assignee true, correct, and complete copies of the Applicable Contracts that (i) could reasonably be expected to require payments by, or payments to, Assignor of $250,000 or greater during the current or any subsequent calendar year or (ii) otherwise relate to the purchase, sale, farmin, farmout, area of mutual interest, disposition, exploration, operation, marketing, transportation, or processing of the Oil and Gas Properties.
(g)Tax Matters.  To Assignor’s knowledge, during the period of Assignor’s ownership of the Conveyed Interests, (i) all material taxes that have become due and payable by Assignor with respect to the Conveyed Interests have been properly paid, other than any taxes that are being contested in good faith and all tax returns required to have been filed with respect to the Conveyed Interests have been timely filed (taking into account applicable filing extensions), (ii) there are no administrative proceedings or lawsuits pending against the Conveyed Interests by any governmental authority with respect to such taxes, and (iii) none of the Conveyed Interests are subject any arrangement between Assignor and third parties that is treated as or constitutes a partnership for purposes of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code.
(h)Imbalances.  To Assignor’s knowledge, there are no material imbalances under any gas balancing or similar agreements and/or gathering and transportation agreements.
Section 6.Representations and Warranties of Assignee.  Assignee represents and warrants to Assignor as follows, as of the Closing Date:
(a)Organization; Enforceability.  Assignee is a limited liability company duly formed and validly existing under the laws of the State of Texas.  Assignee has all requisite power and authority to own its property and to carry on its business as now conducted.  Assignee possesses adequate limited liability company power and authority to enter into and consummate the transactions contemplated under this Agreement and the Assignment.  This Agreement and the Assignment have been duly executed and delivered by Assignee, and constitute valid and legally binding obligations of Assignee, enforceable in accordance with their terms and conditions.
(b)Broker’s Fees.  Assignee has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated hereunder for which Assignor shall have any responsibility.
(c)Bankruptcy.  There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Assignee’s knowledge, threatened against Assignee or any affiliate of Assignee.  Assignee is not insolvent.
(d)Knowledgeable Purchaser.  Assignee is a knowledgeable purchaser, owner and, (with its affiliate Atlas Operating LLC (“Atlas”), to whom it intends to contract operatorship) operator of oil and gas properties and related facilities, is aware of the risks of such business, has the ability to evaluate (and in fact has evaluated) the Conveyed Interests for purchase.  Except for the representations and warranties expressly made by Assignor in Section 5 and the Special Warranty in the Assignment, Assignee acknowledges and affirms that there are no representations or warranties, express or implied, and that in making its decision to enter into this Agreement and the Assignment and to consummate the transactions contemplated hereby and thereby, Assignee has relied solely upon its own independent investigation, verification, analysis and evaluation of the Conveyed Interests and the advice of its own legal, tax, economic, environmental, engineering and geophysical advisors and other professional counsel concerning the transactions, the Conveyed Interests, and the value thereof.
Section 7.Special Warranty.  The Assignment will contain a special warranty of title whereby Assignor shall warrant defensible title to the Conveyed Interests unto Assignee and its successors and assigns against every Person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise, subject, however, to the Permitted Encumbrances (the “Special Warranty”).  The Special Warranty in the Assignment shall survive until the first anniversary of the Closing Date.  Assignee’s sole remedy for breaches of such Special Warranty in the Assignment shall be in accordance with and subject to Section 9.
Section 8.Disclaimers.
(a)EXCEPT AS SET FORTH IN SECTION 5 OF THIS AGREEMENT AND THE SPECIAL WARRANTY IN THE ASSIGNMENT, (I) ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, REGARDING THE CONVEYED INTERESTS AND (II) ASSIGNEE HAS NOT RELIED UPON, AND ASSIGNOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION REGARDING THE CONVEYED INTERESTS MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ASSIGNEE OR ANY OTHER MEMBER OF THE ASSIGNEE INDEMNIFIED PARTIES (INCLUDING WITHOUT LIMITATION ANY OPINION, INFORMATION, DOCUMENTS.  MATERIALS PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED BY ANY FINANCIAL ADVISOR FOR ASSIGNOR OR ANY OTHER MEMBER OF THE ASSIGNOR INDEMNIFIED PARTIES, CONTAINED IN OR PROVIDED IN VIRTUAL “DATA ROOMS”, MANAGEMENT PRESENTATIONS OR SUPPLEMENTAL DUE DILIGENCE INFORMATION PROVIDED BY ASSIGNOR OR DISCUSSIONS OR ACCESS TO MANAGEMENT OF ASSIGNOR, OR ANY OTHER FORM, IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT).
(b)EXCEPT AS SET FORTH IN SECTION 5 OF THIS AGREEMENT AND THE SPECIAL WARRANTY IN THE ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE CONVEYED INTERESTS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE CONVEYED INTERESTS, (III) THE CONTENTS, CHARACTER, OR NATURE, ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY RECORDS, INFORMATION, DATA, OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO ASSIGNEE BY OR ON BEHALF OF ASSIGNOR; (IV) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE CONVEYED INTERESTS, (V) ANY ESTIMATES OF THE VALUE OF THE CONVEYED INTERESTS OR FUTURE REVENUES TO BE GENERATED BY THE CONVEYED

INTERESTS, (VI) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE CONVEYED INTERESTS, (VII) ANY ESTIMATES OF OPERATING COSTS AND CAPITAL REQUIREMENTS FOR ANY WELL, LEASE, OPERATION, OR PROJECT, (VIII) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE CONVEYED INTERESTS, (IX) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (X) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO ASSIGNEE OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, MEMBERS, MANAGERS, EQUITY OWNERS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (XI) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.  EXCEPT AS AND TO THE LIMITED EXTENT REPRESENTED OTHERWISE AS SET FORTH IN SECTION 5 OF THIS AGREEMENT AND THE SPECIAL WARRANTY IN THE ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE CONVEYED INTERESTS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT ASSIGNEE SHALL BE DEEMED TO BE OBTAINING THE CONVEYED INTERESTS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.
(c)EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN SECTION 5(E) OF THIS AGREEMENT, ASSIGNOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE CONVEYED INTERESTS.  NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND ASSIGNEE SHALL BE DEEMED TO BE TAKING THE CONVEYED INTERESTS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.
(d)THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN

REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 58 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.
Section 9.Assignor’s Indemnity.  Subject to Section 13, from and after the Closing Date, Assignor hereby defends, indemnifies, holds harmless and forever releases Assignee and its affiliates, together with its successors and assigns, all of its and their respective stockholders, partners, members, directors, officers, managers, employees, attorneys, consultants, agents and representatives (collectively, the “Assignee Indemnified Parties”) from and against any and all obligations and Liabilities arising from, based upon, related to or associated with:  (i) a breach by Assignor of any of its representations, warranties, covenants or agreements contained in this Agreement or the Special Warranty in the Assignment, and (ii) the Retained Obligations.  Notwithstanding the foregoing, Assignor shall not have any liability for indemnity under this Section 9, unless the aggregate amount of all claims asserted in good faith by Assignee under this Section 9 exceed three percent (3%) of the Purchase Price (and solely with respect to the excess amount) and such claims are asserted within six (6) months after the Closing Date.  In no event shall Assignor be required to indemnify the Assignee Indemnified Parties for Liabilities in excess of an aggregate amount equal to twenty percent (20%) of the Purchase Price.
Section 10.Assignee’s Indemnity.  Subject to Section 13, from and after the Closing Date, Assignee hereby defends, indemnifies, holds harmless and forever releases Assignor and its affiliates, together with its successors and assigns, all of its and their respective stockholders, partners, members, directors, officers, managers, employees, attorneys, consultants, agents and representatives (collectively, the “Assignor Indemnified Parties”), from and against any and all Liabilities arising from, based upon, related to or associated with:  (a) the Assumed Obligations, and (b) a breach by Assignee of any of its representations, warranties, covenants or agreements contained in this Agreement.
Section 11.Waiver of Consequential Damages.  NONE OF THE ASSIGNEE INDEMNIFIED PARTIES NOR ASSIGNOR INDEMNIFIED PARTIES SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY OR ITS AFFILIATES, AND ASSIGNEE, ON BEHALF OF EACH OF THE ASSIGNEE INDEMNIFIED PARTIES, AND ASSIGNOR, ON BEHALF OF EACH OF THE ASSIGNOR INDEMNIFIED PARTIES, WAIVE ANY RIGHT TO RECOVER, ANY INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY, REMOTE OR SPECULATIVE DAMAGES OR DAMAGES FOR LOST PROFITS OF ANY KIND ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.
Section 12.Duty to Mitigate.  Each Party shall have a duty to mitigate, and cause its affiliates to mitigate, any Liabilities to which a right to indemnity applies hereunder, including all commercially reasonable steps to mitigate such potential Liabilities upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring reasonable costs only to the minimum extent necessary to remedy the breach that gives rise to such Liabilities.
Section 13.Exclusive Remedy.  From and after the Closing Date, the sole and exclusive remedies of the Parties for any matter arising out of the transactions contemplated by this

Agreement will be (a) the right to seek specific performance for the breach or failure of the other Party to perform any covenants contained herein or in the Assignment that are required to be performed after Closing (subject to the limitations contained in Section 9), (b) any rights or remedies at Law or in equity with respect to claims of intentional and willful misrepresentation by a Party with respect to the making of any representation or warranty expressly contained herein; provided, the Party making such representation or warranty had actual knowledge that the applicable representation or warranty (as qualified by the disclosure schedules hereto, if applicable) was false at the time it was made and the other Party did rely thereon to its detriment, and (c) pursuant to the indemnification obligations set forth in Section 9 and Section 10.  Except as set forth in this Agreement, no Party will have any remedy against the other Party for any breach of any provision of this Agreement.
Section 14.Successor Operator.  Assignee acknowledges and agrees that third party Working Interest owners in the Oil and Gas Properties may not allow Assignee (or its intended contract operator Atlas) to succeed Assignor or its affiliate as operator and that Assignor has made no representation, warranty or other guarantee that Assignee or Atlas will succeed Assignor or its affiliate as operator.  Assignor agrees that, with respect to the Oil and Gas Properties it or its affiliate operates, it shall vote, to the extent legally possible and permitted under any applicable joint operating agreement, to permit Assignee (or Atlas) to succeed Assignor or its affiliate as successor operator of such Oil and Gas Properties effective as of the Closing Date (at Assignee’s sole cost and expense).  Promptly following Closing Date, Assignee (or Atlas) shall file all appropriate forms, permit transfers and declarations or bonds with governmental authorities relative to its assumption of operatorship, if any.  For all of the Oil and Gas Properties operated by Assignor or Atlas, Assignor or its affiliate shall execute and deliver to Assignee or Atlas, on forms to be prepared by Assignor and reasonably acceptable to Assignee or Atlas, and Assignee or Atlas shall promptly file, the applicable forms transferring operatorship of such Oil and Gas Properties to Assignee or Atlas, if any.
Section 15.Further Assurances.  From and after Closing, the Parties shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer, and shall take such other actions as a Party may reasonably request, to convey and deliver the Conveyed Interests to Assignee, to perfect Assignee’s title thereto, and to accomplish the orderly transfer of the Conveyed Interests to Assignee in the manner contemplated by this Agreement ant the Assignment.
Section 16.Entire Agreement.  This Agreement and the Assignment collectively constitute the entire agreement between the Parties, and supersede all agreements entered into prior to the Closing Date, understandings, negotiations, and discussions, whether oral or written, of the Parties, pertaining to the subject matter of this Agreement and the Assignment.
Section 17.Governing Law; Jurisdiction; Venue; Jury Waiver.  THIS AGREEMENT AND THE ASSIGNMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR THE ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY OR THE RIGHTS, DUTIES AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO AND THERETO SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT

REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.  BOTH PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN HARRIS COUNTY, TEXAS OR THE STATE COURTS LOCATED IN HARRIS COUNTY, TEXAS FOR ANY ACTION ARISING OUT OF THIS AGREEMENT, THE ASSIGNMENT, OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.  ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT, THE ASSIGNEMNT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY SHALL BE EXCLUSIVELY LITIGATED IN SUCH COURTS DESCRIBED ABOVE HAVING SITES IN HOUSTON, TEXAS AND EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE ASSIGNMENT.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS AGREEMENT OR THE ASSIGNMENT.
Section 18.Assignment.  This Agreement may not be assigned by a Party without the prior written consent of the other Party, and any assignment made without such consent shall be void and of no effect.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
Section 19.Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either Party.  Upon any such determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 20.Certain Post-Closing Matters.

The Parties acknowledge and agree that, for a period of one hundred eighty (180) days after Closing (the “Corrective Period”), Assignor shall use commercially reasonable efforts to obtain a corrective assignment from its predecessor-in-interest to the Texas-Osage 01 well and Texas-Osage 02 well (collectively, the “Texas Osage Wells”) regarding certain additional depths related to the Texas Osage Wells in the Austin Chalk Formation and the Buda Formation (such corrective assignment, the “Texas Osage Corrective Assignment”).  The Texas Osage Wells are included within the Wells, and constitute Conveyed Interests hereunder.

If Assignor receives the Texas Osage Corrective Assignment during the Corrective Period, Assignor shall notify Assignee, and the Parties shall enter into a corrective assignment amending the Assignment hereunder to convey any additional interests in the Texas Osage Wells that Assignor receives pursuant to the Texas Osage Corrective Assignment.

If Assignor does not receive the Texas Osage Corrective Assignment during the Corrective Period, then within five (5) business days after the expiration of the Corrective Period, Assignor agrees to pay to Assignee an amount equal to Two Hundred Fifteen Thousand Six Hundred Twenty-Seven Dollars ($215,627.00) (the “Texas Osage Clawback Amount”) by wire transfer of immediately available funds pursuant to wire transfer instructions designated in advance by Assignee to Assignor in writing.

TO THE EXTENT THAT ASSIGNOR HAS MATERIALLY COMPLIED WITH THIS SECTION 20, ASSIGNEE SHALL ASSUME ALL RISK AND SHALL DEFEND AND INDEMNIFY THE ASSIGNOR INDEMNIFIED PARTIES FOR ALL CLAIMS RELATED TO THE TEXAS OSAGE WELLS, AND SUCH OBLIGATIONS SHALL BE ASSUMED OBLIGATIONS UNDER THIS AGREEMENT.

As used herein, “Austin Chalk Formation” means the stratigraphic equivalent of the formation which is the entire correlative interval from 9,770 feet to 10,294 feet as shown on the log of the EOG Resources, Inc. - Milton Unit, Well No. 1 (API No. 42-255-31608), Section 64, John Randon Survey, A-247, Karnes County, Texas.

As used herein, “Buda Formation” means the stratigraphic equivalent of the formation which is the entire correlative interval from 10,590 feet to 10,700 feet as shown on the log of the EOG Resources, Inc. - Milton Unit, Well No. 1 (API No. 42-255-31608), Section 64, John Randon Survey, A-247, Karnes County, Texas.

[Signature page follows.]

IN WITNESS WHEREOF, each Party has executed and delivered this Agreement as of the Closing Date.

Assignor:

SEP HOLDINGS IV, LLC

By:	Evolve Transition Infrastructure LP, its sole member
By:	Evolve Transition Infrastructure GP, LLC, its sole general partner

By:/s/ Gerald F. Willinger
Name:Gerald F. Willinger
Title:Chief Executive Officer

Address for purposes of notices:

1360 Post Oak Boulevard, Suite 2400
Houston, Texas 77056
Attention: Chief Executive Officer
Email: gwillinger@evolvetransition.com

with a copy (which •shall not constitute notice) to:

Hunton Andrews Kurth LLP
600 Travis St, Suite 4200
Houston, Texas 77002
Attention:Phil Haines
Email:phaines@huntonak.com

Signature Page to Purchase Agreement (Maverick II)

Assignee:

BAYSHORE ENERGY TX LLC

By:/s/ Yousuf Chaudhary
Name:Yousuf Chaudhary
Title:Executive Vice President

Address for purposes of notices:

1900 St. James Place, Suite 800
Houston, Texas 77056
Attention: Yousuf Chaudhary
Attention: Legal Department
Email: yousuf@atlasoperating.com
Email: legal@atlasoperaitng.com

Signature Page to Purchase Agreement (Maverick 2)

Appendix I

Assignment, Bill of Sale, and Conveyance

(Attached.)

Executive Version

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

STATE OF TEXAS	§
§
COUNTIES OF ZAVALA AND DIMMIT	§

THIS ASSIGNMENT, BILL OF SALE AND CONVEYANCE (this “Assignment”), dated as of May 14, 2021 (the “Closing Date”), but effective as of 7:00 a.m. Central Time on March 1, 2021 (the “Effective Time”), is from SEP HOLDINGS IV, LLC, a Delaware limited liability company, whose mailing address is 1360 Post Oak Boulevard, Suite 2400, Houston, Texas 77056 (“Assignor”) to BAYSHORE ENERGY TX LLC, a Texas limited liability company, whose mailing address is 1900 St. James Place, Suite 800, Houston, Texas 77056 (“Assignee”, together with Assignor, the “Parties” and each individually, a “Party”).  Capitalized terms used but not defined herein shall have the respective meanings set forth in that certain Purchase Agreement, dated as of the Closing Date, by and between Assignor and Assignee (as may be amended from time to time, the “Purchase Agreement”).

Section 1Assignment.  For Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Assignor, does hereby forever GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER to Assignee all of Assignor’s right, title and interest in and to the interests and properties described below, less and except the Excluded Assets (such right, title and interest, less and except the Excluded Assets, collectively, the “Conveyed Interests”):

(a)the undivided Working Interests and Net Revenue Interests of the wellbores of the oil, gas and mineral wells, whether producing, plugged, shut-in or temporarily abandoned, set forth on Exhibit A attached hereto (the “Wells”), together with all oil, gas, casinghead gas, condensate, natural gas liquids, and other gaseous and liquid hydrocarbons or any combination thereof and other minerals extracted from or produced with the foregoing (collectively, “Hydrocarbons”) produced therefrom or allocated thereto, INSOFAR AND ONLY INSOFAR as such Hydrocarbons are produced from the Contractual Depth of such Well from and after the Effective Time;

(b)the oil, gas and mineral leases covering rights in the Wells (and all tenements, hereditaments and appurtenances belonging to such leases), including those described on Exhibit B attached hereto, INSOFAR AND ONLY INSOFAR as such leases entitle the owner of such Wells to Hydrocarbons produced from such Wells and to any pooling rights associated therewith (the “Leases”, together with the Wells and the Hydrocarbons, the “Oil and Gas Properties”);

(c)to the extent assignable, all contracts (excluding any Leases) to which Assignor is a party and relates to the Oil and Gas Properties, but exclusive of any Excluded Information or contracts otherwise relating to the Excluded Assets (collectively, the “Applicable Contracts”), and all rights thereunder, including those set forth on Exhibit C; and

(d)all files, records and data (including electronic data) or copies thereof in the possession of Assignor to the extent specifically related to the Oil and Gas Properties (collectively, the “Records”), including:  (i) lease files, deed files, land files, wells files, division order files, abstracts, title files, production records, non-interpretive maps, and accounting and tax records; (ii) approved authorizations for expenditures, engineering records (to the extent not containing interpretive data), non-interpretive reservoir information, daily drilling and completion plans and reports, and wellbore diagrams; and (iii) environmental files and records; but excluding those subject to a written unaffiliated third party contractual restriction on disclosure or transfer for which no consent to disclose or transfer has been received, despite Assignor’s request therefor, or to the extent such disclosure or transfer is subject to payment of a fee or other consideration, for which Assignee has not agreed in writing to pay the fee or other consideration, as applicable; provided, however, Assignor may retain the originals or copies of such Records.

Section 2.Excluded Assets.  Notwithstanding the foregoing, the Conveyed Interests shall not include, and there is EXCEPTED AND EXCLUDED from this Assignment to Assignee, in all such instances, any right, title or interest in or to the following (the “Excluded Assets”), all of which shall be RESERVED AND RETAINED by Assignor:  (a) all of Assignor’s corporate minute books, tax and financial records and other business records that relate to Assignor’s business generally; (b) all trade credits, all accounts, all receivables of Assignor and all other proceeds, income or revenues of Assignor attributable to the Conveyed Interests and attributable to any period of time prior to the Effective Time; (c) to the extent that they do not relate to the Assumed Obligations for which Assignee is providing indemnification under the Purchase Agreement, all claims and causes of action of Assignor arising under or with respect to any contracts that are attributable to periods of time prior to the Effective Time (including claims for adjustments or refunds); (d) all rights and interests of Assignor (i) under any policy or agreement of insurance or indemnity, (ii) under any bond, or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events or damage to or destruction of property; (e) Assignor’s rights with respect to all Hydrocarbons produced and sold from the Conveyed Interests with respect to all periods prior to the Effective Time; (f) all claims of Assignor for refunds (whether by way of refund, credit, offset, or otherwise) of, rights to receive funds from any governmental authority, or loss carry forwards or credits with respect to (i) asset taxes attributable to any period (or portion thereof) prior to the Effective Time, (ii) income taxes, or (iii) any taxes attributable to the Excluded Assets; (g) any leases, rights and other assets specifically listed in Exhibit D; (h) notwithstanding the definition of “Records,” any Excluded Information; (i) all trademarks and trade names containing “Sanchez”, “Evolve”, “SEP” or “SNMP” or any variations thereof; (j) all amounts paid or payable by any person to Assignor or its affiliates as overhead for periods of time accruing prior to the Closing Date under any operating agreements or other contract burdening the Conveyed Interests; (k) all information technology assets, including desktop computers, laptop computers, servers, networking equipment and any associated peripherals and other computer hardware, all radio and telephone equipment, smartphones, tablets and other mobility devices, well communication devices, any other information technology system, and any computer equipment that is used by Assignor for projects unrelated to the Conveyed Interests; (l) all supervisory control and data acquisition industrial control system and measurement technology of Assignor or its affiliates; and (m) all depths covered by any Wells or Leases that are outside of the Contractual Depth.

TO HAVE AND TO HOLD the Conveyed Interests to Assignee and its successors and assigns, forever subject, however, to the covenants, terms and conditions set forth herein and in the Purchase Agreement, and subject to the Permitted Encumbrances.

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Section 3.Special Warranty of Title.  Assignor does hereby bind itself and its successors and assigns to warrant and forever defend all and singular defensible title to the Conveyed Interests unto Assignee and its successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise, subject, however, to the Permitted Encumbrances (the “Special Warranty”).  The Special Warranty shall survive until the first anniversary of the Closing Date.  Assignee’s sole remedy for breaches of such Special Warranty shall be in accordance with and subject to Section 9 of the Purchase Agreement and are subject to the limitations set forth in the Purchase Agreement.

Section 4.Disclaimers.

(a)EXCEPT AS SET FORTH IN SECTION 5 OF THE PURCHASE AGREEMENT AND THE SPECIAL WARRANTY IN THIS ASSIGNMENT, (I) ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, REGARDING THE CONVEYED INTERESTS AND (II) ASSIGNEE HAS NOT RELIED UPON, AND ASSIGNOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION REGARDING THE CONVEYED INTERESTS MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ASSIGNEE OR ANY OTHER MEMBER OF THE ASSIGNEE INDEMNIFIED PARTIES (INCLUDING WITHOUT LIMITATION ANY OPINION, INFORMATION, DOCUMENTS.  MATERIALS PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED BY ANY FINANCIAL ADVISOR FOR ASSIGNOR OR ANY OTHER MEMBER OF THE ASSIGNOR INDEMNIFIED PARTIES, CONTAINED IN OR PROVIDED IN VIRTUAL “DATA ROOMS”, MANAGEMENT PRESENTATIONS OR SUPPLEMENTAL DUE DILIGENCE INFORMATION PROVIDED BY ASSIGNOR OR DISCUSSIONS OR ACCESS TO MANAGEMENT OF ASSIGNOR, OR ANY OTHER FORM, IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT).

(b)EXCEPT AS SET FORTH IN SECTION 5 OF THE PURCHASE AGREEMENT AND THE SPECIAL WARRANTY IN THIS ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE CONVEYED INTERESTS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE CONVEYED INTERESTS, (III) THE CONTENTS, CHARACTER, OR NATURE, ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY RECORDS, INFORMATION, DATA, OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO ASSIGNEE BY OR ON BEHALF OF ASSIGNOR; (IV) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE CONVEYED INTERESTS, (V) ANY ESTIMATES OF THE VALUE OF THE CONVEYED INTERESTS OR FUTURE REVENUES TO BE GENERATED BY THE CONVEYED INTERESTS, (VI) THE PRODUCTION OF OR ABILITY TO PRODUCE HYDROCARBONS FROM THE CONVEYED INTERESTS, (VII) ANY ESTIMATES OF OPERATING COSTS AND CAPITAL REQUIREMENTS FOR ANY WELL, LEASE, OPERATION, OR PROJECT, (VIII) THE MAINTENANCE, REPAIR,

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CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE CONVEYED INTERESTS, (IX) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (X) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO ASSIGNEE OR ITS AFFILIATES, OR ITS OR THEIR EMPLOYEES, AGENTS, OFFICERS, DIRECTORS, MEMBERS, MANAGERS, EQUITY OWNERS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND (XI) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.  EXCEPT AS AND TO THE LIMITED EXTENT REPRESENTED OTHERWISE AS SET FORTH IN SECTION 5 OF THE PURCHASE AGREEMENT AND THE SPECIAL WARRANTY IN THIS ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY OF THE CONVEYED INTERESTS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT ASSIGNEE SHALL BE DEEMED TO BE OBTAINING THE CONVEYED INTERESTS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.

(c)EXCEPT AS AND TO THE LIMITED EXTENT EXPRESSLY REPRESENTED OTHERWISE IN SECTION 5(E) OF THE PURCHASE AGREEMENT, ASSIGNOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE CONVEYED INTERESTS.  NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND ASSIGNEE SHALL BE DEEMED TO BE TAKING THE CONVEYED INTERESTS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT ASSIGNEE HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.

(d)THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 4 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

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Section 5.Certain Definitions.  For purposes of this Assignment, the following capitalized terms shall have the meaning set forth below:

“Burden” means any and all royalties (including lessor’s royalty), overriding royalties, production payments, carried interests, net profits interests, reversionary interests and other burdens upon, measured by or payable out of production (excluding, for the avoidance of doubt, any taxes).

“Contractual Depth” means with respect to the Wells, the depth in the Eagle Ford Shale Formation; provided that if a Well is producing from a greater depth than the Eagle Ford Shale Formation as of the Effective Time, the Contractual Depth for that specific Well shall also include all such greater depths at which there are open perforations for such applicable Well.

“Eagle Ford Shale Formation” means the stratigraphic equivalent of the formation which is the entire correlative interval from 10,294 feet to 10,590 feet as shown on the log of the EOG Resources, Inc. - Milton Unit, Well No. 1 (API No. 42-255-31608), Section 64, John Randon Survey, A-247, Karnes County, Texas.

“Encumbrance” means any lien, mortgage, security interest, pledge, charge or similar encumbrance.

“Excluded Information” means (a) all legal records and files of Assignor constituting work product of, and attorney-client communications with, legal counsel (but excluding title opinions); (b) any records or information relating to the offer, negotiation or sale of the Conveyed Interests, including bids received from and records of negotiations with third parties; and (c) any records, information, data, software and licenses relating to the Excluded Assets.

“Net Revenue Interest” means the interest (expressed as a percentage or decimal fraction), in and to all Hydrocarbons produced and saved or sold from or allocated to the relevant Well, subject to any reservations, limitations, or depth restrictions described herein after giving effect to all Burdens.

“Permitted Encumbrances” means:  (i) the terms and conditions of all Leases, Burdens, unit agreements, pooling agreements, operating agreements, farmout agreements, Hydrocarbon production sales contracts (including calls on production), division orders and other contracts applicable to the Wells or Leases; (ii) liens for taxes not yet due or delinquent or, if delinquent, that are being contested in good faith; (iii) all rights to consent by, required notices to, filings with, or other actions by governmental authorities in connection with the sale or conveyance of properties such as the Conveyed Interests that are customarily obtained after the assignment of properties similar to the Conveyed Interests; (iv) conventional rights of reassignment; (v) all applicable laws and all rights reserved to or vested in any governmental authority:  (I) to control or regulate any Well or Lease, in any manner; (II) by the terms of any right, power, franchise, grant, license or permit, or by any provision of applicable law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Wells or Leases; (III) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is currently owned and operated; or (IV) to enforce any obligations or duties affecting the Wells or Leases, to any

5

governmental authority with respect to any right, power, franchise, grant, license or permit; (vii) rights of a common owner of any interest in rights-of-way, permits or easements held by Assignor and such common owner as tenants in common or through common ownership; (vii) easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases, and other rights in the Wells or Leases, for the purpose of operations, facilities, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines, removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment; (viii) vendors, carriers, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, employee’s, construction or other like liens arising by operation of law in the ordinary course of business or incident to the construction or improvement of any Well in respect of obligations which are not yet due or delinquent or, if delinquent, which are being contested in good faith by appropriate proceedings by or on behalf of Assignor; (ix) liens created under a Well or operating agreements or by operation of law in respect of obligations that are not yet due or delinquent, or if delinquent, that are being contested in good faith by appropriate proceedings by or on behalf of Assignor; (x) the terms and conditions of any contract (including Applicable Contracts); (xi) any mortgage lien on the fee estate or mineral fee estate from which title to the relevant Lease is derived which (I) predates the creation of the Lease and which is not currently subject to foreclosure or other enforcement proceedings by the holder of the mortgage lien or (II) has been subordinated to the applicable Lease; and (xii) all other Encumbrances, instruments, obligations, defects and irregularities affecting the Wells that individually or in the aggregate (I) do not materially detract from the value of or materially interfere with the use or ownership of the Wells, subject thereto or affected thereby (as currently used or owned), (II) do not operate to reduce the Net Revenue Interest of Assignor with respect to any Well to an amount less than the Net Revenue Interest set forth in Exhibit A for such Well with respect to the Contractual Depth for such Well, or (III) do not obligate Assignor to bear a Working Interest with respect to any Well with respect to the Contractual Depth for such Well, in any amount greater than the Working Interest set forth in Exhibit A for such Well (unless the Net Revenue Interest for such Well with respect to the Contractual Depth for such Well is greater than the Net Revenue Interest set forth in Exhibit A in the same or greater proportion as any increase in such Working Interest).

“Working Interest” means the percentage of costs and expenses associated with the exploration, drilling, development, operation and abandonment of any Wells required to be borne with respect thereto, without giving effect to any Burdens.

Section 6.Assumed Obligations.  Subject to the terms of the Purchase Agreement, Assignee assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all of the Assumed Obligations.

Section 7.Further Assurances.  The Parties shall execute and deliver, or shall cause to be executed and delivered from time to time, such further instruments of conveyance and transfer, and shall take such other actions as a Party may reasonably request, to convey and deliver the Conveyed Interests to Assignee, to perfect Assignee’s title thereto, and to accomplish the orderly transfer of the Conveyed Interests to Assignee in the manner contemplated by this Assignment and the Purchase Agreement.

6

Section 8.Purchase Agreement.  This Assignment is subject to and delivered under the terms and conditions of the Purchase Agreement.  If any provision of this Assignment is construed to conflict with any provision of the Purchase Agreement, the provisions of the Purchase Agreement shall be deemed controlling to the extent of that conflict.

Section 9.Successors and Assigns.  This Assignment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 10.Governing Law; Jurisdiction; Venue; Jury Waiver.  THIS ASSIGNMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS ASSIGNMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RIGHTS, DUTIES AND THE LEGAL RELATIONS AMONG THE PARTIES HERETO AND THERETO SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.  BOTH PARTIES HERETO CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE FEDERAL COURTS OF THE UNITED STATES LOCATED IN HARRIS COUNTY, TEXAS OR THE STATE COURTS LOCATED IN HARRIS COUNTY, TEXAS FOR ANY ACTION ARISING OUT OF THIS ASSIGNMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.  ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS ASSIGNMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL BE EXCLUSIVELY LITIGATED IN SUCH COURTS DESCRIBED ABOVE HAVING SITES IN HOUSTON, TEXAS AND EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS SOLELY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS ASSIGNMENT.  THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF OR IN RELATION TO OR IN CONNECTION WITH THIS ASSIGNMENT.

Section 11.Severability.  If any term or other provision of this Assignment is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Assignment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either Party.  Upon any such determination, the Parties shall negotiate in good faith to modify this Assignment so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 12.Counterparts.  This Assignment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement.  Any signature hereto delivered by a Party by electronic transmission shall be deemed an original signature hereto.

[Signature and acknowledgement pages follow.]

7

EXECUTED by each Party on the Closing Date, but effective for all purposes as of the Effective Time.

ASSIGNOR:

SEP HOLDINGS IV, LLC

By:	Evolve Transition Infrastructure LP, its sole member
By:	Evolve Transition Infrastructure GP, LLC its sole general partner

By:/s/ Gerald F. Willinger

Name:Gerald F. Willinger

Title:Chief Executive Officer

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

Subscribed, sworn to and acknowledged before me on this ___ day of May, 2021 by Gerald F. Willinger, to me personally known, who, being by me duly sworn, did say that he is the Chief Executive Officer of EVOLVE TRANSITION INFRASTRUCTURE GP, LLC, a Delaware limited liability company, which is the sole general partner of EVOLVE TRANSITION INFRASTRUCTURE LP, a Delaware limited partnership, which is the sole member of SEP HOLDINGS IV, LLC, a Delaware limited liability company, and that said instrument was signed on behalf of said limited liability company.

Notary Public: /s/ Dwayne Adams

Printed Name: Dwayne Adams

My Commission Expires: 12-6-23

Commission Number: 126186205

Signature and Acknowledgment Page to
Assignment, Bill of Sale and Conveyance

ASSIGNEE:

BAYSHORE ENERGY TX LLC

By: /s/ Yousuf Chaudhary
Name:Yousuf Chaudhary
Title:Executive Vice President

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

Subscribed, sworn to and acknowledged before me on this 14 day of May, 2021 by Yousuf Chaudhary, to me personally known, who, being by me duly sworn, did say that he/she is a Executive Vice President of BAYSHORE ENERGY TX, a LIMITED LIABILITY COMPAY, and that said instrument was signed on behalf of said Limited Liability Company.

/s/ Vanessa Aguilar

Notary Public

Printed Name: Vanessa Aguilar

My Commission Expires: 01/19/2024

Commission Number: 130500563

Signature and Acknowledgment Page to
Assignment, Bill of Sale and Conveyance

Exhibit A

Wells

#	WELL NAME	API	WI	NRI
1.	GOODWIN 1V	50732899	1.00000000	0.76000000
2.	GOODWIN 2H	50733200	1.00000000	0.76000000
3.	MARK AND SANDRA 2H	50732900	1.00000000	0.75193360
4.	MARK AND SANDRA 3H	50732943	1.00000000	0.74500000
5.	RUSSELL A 1H	12736057	1.00000000	0.67500001
6.	TEXAS OSAGE 1	50732738	0.37406250	0.26569219
7.	TEXAS OSAGE 2	50732748	0.43295875	0.30927713

END OF EXHIBIT A

Exhibit B

Leases

#	Lessor	Lessee	Lease Effective Date	Book	Page	County	State
1.	GOODWIN, PHILLIP A.	RATTLER OIL & GAS CORP	2005-06- 08	91	582	Zavala	Texas
2.	MARK & SANDRA, LTD.	RATTLER OIL & GAS CORP	2005-06- 08	91	577	Zavala	Texas
3.	MARK & SANDRA, LTD.	SANCHEZ OIL & GAS CORPORATION	2008-01- 15	294	291	Zavala	Texas
4.	THE PATSY H. MIDDLETON FAMILY PARTN	AMERITEX MINERALS INC	2007-11- 15	294	51	Zavala	Texas
5.	HARRIS, RONALD W., ET AL	AMERITEX MINERALS INC	2008-07- 07	300	68	Zavala	Texas
6.	TEXAS OSAGE ROYALTY POOL, INC.	AMERITEX MINERALS INC	2007-08- 14	290	308	Zavala	Texas
7.	THE PROSPECT COMPANY	AMERITEX MINERALS INC	2007-07- 12	290	443	Zavala	Texas
8.	RUSSELL, JACKIE LYNN	EAGLE FORD MINERALS, LLC	2013-09- 17	504	54	Dimmit	Texas
9.	VOTAW, LARRY, ET AL	EAGLE FORD MINERALS, LLC	2013-09- 17	504	51	Dimmit	Texas

END OF EXHIBIT B

Exhibit C

Applicable Contracts

Each of the following contracts, agreements, and instruments, including all amendments, supplements, and/ or restatements thereof or thereto, as applicable:

1.	Any and all pooling, unitization, and communitization orders, declarations, and agreements in effect with respect to any of the Acquired Leases, including all interests in the units created thereby.

END OF EXHIBIT C

Exhibit D

Excluded Assets

None.

END OF EXHIBIT D